SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 5, 2005
Date of Report
(Date of earliest event reported)

AQUANTIVE, INC.
(Exact name of registrant as specified in its charter)

Washington	0-29361	91-1819567
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
821 Second Avenue, 18th Floor, Seattle, Washington 98104
(Address of principal executive offices, including zip code)
(206) 816-8800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On December 5, 2005, aQuantive, Inc., a Washington corporation (“aQuantive”), completed the acquisition of DNA Consulting Ltd. (“DNA”), a company formed under the laws of the United Kingdom, through the purchase of all of the outstanding shares of DNA. The purchase price, which will be paid in cash, will be determined based on an earnout structure. An initial payment of £2.75 million (approximately $4.8 million US) was paid at closing, plus an amount relating to DNA’s current net working capital. Under the earnout arrangement, additional amounts will become payable to former DNA shareholders during and following the end of the three-year period after the closing if specified EBIT goals are achieved. DNA is an interactive marketing agency based in London, U.K.
     A copy of the press release issued by aQuantive on December 6, 2005 is attached hereto as an exhibit and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1 Press release issued by aQuantive, Inc., dated December 6, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 6, 2005

AQUANTIVE, INC.

By:	/s/ Linda Schoemaker
Name:	Linda Schoemaker
Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by aQuantive, Inc., dated December 6, 2005